                                                                   EXHIBIT 10.41

                                 AMENDMENT NO. 5
                         TO CREDIT AGREEMENT AND WAIVER

         THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT AND WAIVER (this "Amendment") is entered into as of February 10, 2003, among LA PETITE ACADEMY, INC., a Delaware corporation (the "Borrower"); LPA HOLDING CORP., a Delaware corporation ("Holdings"); the Lenders party hereto; and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, Documentation Agent and Collateral Agent for the Lenders and as Issuing Bank and Swingline Lender (in such capacities, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
                                    RECITALS

         WHEREAS, the Borrower, Holdings, the Lenders and certain other persons signatory thereto entered into the Credit Agreement dated as of May 11, 1998 (as previously amended and modified by Amendment No. 1, dated as of December 13, 1999; Amendment No. 2, dated as of June 29, 2000; Amendment No. 3, dated as of November 14, 2002; and Amendment No. 4, dated as of February 5, 2002, and as otherwise amended or modified from time to time, the "Credit Agreement");

         WHEREAS, Events of Default exist under the Credit Agreement as a result of the failure of the Borrower to comply with the terms of (a) Sections 6.13,
6.14 and 6.15 of the Credit Agreement for each of the quarters ending (i) during fiscal years 1999, 2000, 2001 and 2002; (ii) nearest to September 30, 2002 and
(iii) nearest to December 31, 2002 (the "Financial Covenant Defaults"); (b) Sections 5.01(a), 5.01(b), 5.01(c), 5.01(d), 5.01(e), 5.01(f), 5.03(b) and 5.09
of the Credit Agreement during the period commencing June 30, 1998 and ending on the date hereof (the "Information Defaults"); (c) Sections 5.01(g) and 5.10 of the Credit Agreement during the period commencing June 30, 2002 and ending on the date hereof (the "SEC Reporting Defaults"); and (d) Section 5.13 of the Credit Agreement with respect to the acquisition of assets and the related notification requirements thereunder (the Property Disclosure Defaults"); (e) the Credit Agreement with respect to the failure to deliver a Reinvestment Certificate to the Administrative Agent in connection with the sale of the real property identified on Schedule I hereto (the "Certificate Defaults"); and (f)
Section 6.05(d) of the Credit Agreement with respect to the failure to obtain the consent of the Required Lenders prior to disposing of the real property identified on Schedule II hereto (the "Disposition Defaults"; and together with the Financial Covenant Defaults, the Information Defaults, the SEC Reporting Defaults, the Property Disclosure Defaults and the Certificate Defaults, the "Existing Defaults");

         WHEREAS, one or more stockholders of Holdings (including LPA Investment) will commit to purchase equity securities of Holdings in an aggregate amount up to $14,500,000 in cash;

         WHEREAS, the Borrower has requested that the Lenders waive the Existing Defaults and that the Lenders agree to modify certain terms of the Credit Agreement;

         WHEREAS, the Lenders are willing to provide a waiver of the Existing Defaults, based upon and subject to the terms and conditions specified in this Amendment; and

         WHEREAS, the Lenders and the Loan Parties have agreed to modify the Credit Agreement as more fully set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below.

                                    AGREEMENT

                                    SECTION 1
                              REAFFIRMATION/WAIVERS

         1.1 Reaffirmation of Existing Debt and Liens. The Borrower acknowledges and confirms that: (a) as of the date hereof, the outstanding principal amount of Revolving Loans and issued Letters of Credit is $24,569,056 and the outstanding principal amount of Term Loans is $35,750,000; (b) the Lenders have a Lien on all Collateral and the Collateral is not subject to any Lien other than those specifically permitted under the Loan Documents; (c) all obligations under the Loan Documents will be due and payable in full on the Maturity Date if not accelerated sooner pursuant to the terms of the Credit Agreement; (d) the Borrower's obligation to repay the outstanding principal amount of the Loans and to reimburse the Issuing Bank for any drawing on a Letter of Credit is unconditional and, as of the date hereof, is not subject to any offsets, defenses or counterclaims; (e) the Administrative Agent and the Lenders have performed fully all of their respective obligations to the Loan Parties under the Credit Agreement and the other Loan Documents; and (f) by entering into this Amendment, the Lenders party hereto do not waive, modify or release (except as specifically set forth herein) any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable law or any of the obligations of the Loan Parties thereunder.

         1.2      Waiver.

         (a) The Borrower acknowledges the existence and continuation of the Existing Defaults. The Lenders hereby waive the Existing Defaults subject to the satisfaction of the terms and conditions set forth in Article III (unless such terms and conditions are otherwise waived by the Lenders); provided, however, that with respect to the Property Disclosure Defaults only, such waiver shall apply only to the extent the Borrower has satisfied, on or prior to the date hereof, the requirements of Section 5.13(b) with respect to the assets which are the subject of the Property Disclosure Defaults.

         (b) Except for the specific waiver set forth above, nothing contained herein shall be deemed to constitute a waiver of (i) any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law or (ii) the Loan Parties' obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Loan Documents not specifically waived.

         (c) The specific waiver set forth herein is a one-time waiver and shall be effective only in this specific instance, and shall not obligate the Lenders to waive any Default or Event of Default other than the Existing Defaults, now existing or hereafter arising.

                                    SECTION 2
                         AMENDMENTS TO CREDIT AGREEMENT

         Effective as of the date hereof (or at such other time specified herein, as applicable), the Credit Agreement is amended as set forth below.

         2.1      Existing Definitions.

         (a) Consolidated EBITDA. The definition of "Consolidated EBITDA" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation, amortization and other non-cash charges or losses for such period, (e) (i) all fees, costs and expenses to be paid by the Loan Parties (including, but not limited to, the fees, costs and expenses to be reimbursed by the Loan Parties to the Administrative Agent and the Lenders) in connection with the negotiation, execution and delivery of Amendment No. 3, Amendment No. 4 and Amendment No. 5 and the fees, costs and expenses of any consultants or advisors required by the Lenders to be engaged pursuant to the terms thereof (including, but not limited to, the consultant to be engaged pursuant to Section 5.17 hereof) and (ii) all fees, costs and expenses associated with the New Equity Issuance, the Equity Commitment and the 2003 Equity Commitment (including, but not limited to, legal fees) ((i) and (ii) collectively referred to as the "Amendment Expenses"); (f) proceeds received by Holdings, if any, from time to time pursuant to the transactions contemplated by the 2003 Securities Purchase Agreement; and (g) non-cash expenses resulting from the grant of stock options to any director, officer or employee of Holdings, the Borrower or any Subsidiary pursuant to a written plan or agreement, all as determined on a consolidated basis with respect to Holdings, the Borrower and the Subsidiaries in accordance with GAAP.

         (b) Consolidated Fixed Charges. The definition of "Consolidated Fixed Charges" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Consolidated Fixed Charges" means, with respect to any period, the sum (without duplication) of (a) Consolidated Lease Expense (excluding interest expense, if any, associated with Capital Lease Obligations) for such period plus
         (b) Consolidated Interest Expense (excluding interest expense, if any, incurred as a result of the incurrence of the Amendment Expenses) for such period plus (c) scheduled principal payments of Indebtedness made by the Borrower or any Subsidiary to any person other than the Borrower or any wholly owned Subsidiary of the Borrower during such period plus
         (d) cash dividends paid by Holdings during such period (less the amount of any Indebtedness incurred by Holdings or any of its subsidiaries to fund such dividends) on the Preferred Stock after the fifth anniversary of the Effective Date as permitted under this Agreement.

         (c) Consolidated Fixed Charge Coverage Ratio. The definition of "Consolidated Fixed Charge Coverage Ratio" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of (a) Consolidated EBITDAR for such period minus Capital Expenditures (excluding Capital Expenditures to the extent financed by third parties) made during such period to (b) Consolidated Fixed Charges for such period; provided that, for the purpose of calculating this definition, (i) $15,000,000 shall be added to EBITDAR for each of the fiscal quarters ending nearest to December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002; and
         (ii) $9,250,000 shall be added to EBITDAR for each of the fiscal quarters ending nearest to December 31, 2002 and March 31, 2003.

         (d) Interest Payment Date. The definition of "Interest Payment Date" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each month, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

         (e) Interest Period. The definition of "Interest Period" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         (f) Maturity Date. The definition of "Maturity Date" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Maturity Date" means May 11, 2006.

         (g) Prepayment Event. A new clause (c)(v) is added to the definition of "Prepayment Event" set forth in Section 1.01 of the Credit Agreement to read as follows:

                  or (v) any equity securities issued pursuant to the 2003 Equity Commitment from time to time or the contribution of any proceeds thereof to the Borrower;

         2.2 New Definitions. Section 1.01 of the Credit Agreement is amended to add, in the appropriate alphabetical order, the following new definitions:

                  "2003 Equity Commitment" means the commitment by one or more stockholders of Holdings (including LPA Investment) to purchase equity securities of Holdings in an aggregate amount up to $14,500,000 pursuant to the 2003 Securities Purchase Agreement and the other 2003 Transaction Documents.

                  "2003 Securities Purchase Agreement" means the Securities Purchase Agreement dated as of February 10, 2003, among Holdings, LPA Investment and the other signatories thereto from time to time.

                  "2003 Transaction Documents" has the meaning given to the term "Transaction Documents" in the Securities Purchase Agreement.

                  "Amendment No. 4" means that certain Amendment No. 4 to Credit Agreement dated as of February 5, 2002 among the Borrower, Holdings and the Lenders party thereto.

                  "Amendment No. 5" means that certain Amendment No. 5 to Credit Agreement and Waiver dated as of February 10, 2003 among the Borrower, Holdings and the Lenders party thereto.

         2.3 Amortization of Term Loans. Section 2.10(a) of the Credit Agreement is amended and restated to read as follows:

                  (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on the last day of each month set forth below in the aggregate principal amount set forth opposite such month:

Date                                    Amount
----                                    ------
November 1998                       $     250,000
February 1999                       $     250,000

Date                                    Amount
----                                    ------
May 1999                            $     250,000
August 1999                         $     250,000
November 1999                       $     250,000
February 2000                       $     250,000
May 2000                            $     250,000
August 2000                         $     250,000
November 2000                       $     250,000
February 2001                       $     250,000
May 2001                            $     250,000
August 2001                         $     250,000
November 2001                       $     250,000
February 2002                       $     250,000
May 2002                            $     250,000
August 2002                         $     250,000
November 2002                       $     250,000
February 2003                       $     250,000
May 2003                            $     250,000
August 2003                         $     250,000
November 2003                       $     250,000
February 2004                       $     250,000
May 2004                            $     250,000
August 2004                         $     250,000
November 2004                       $     250,000
February 2005                       $   2,500,000
May 2005                            $   2,500,000
August 2005                         $   2,500,000
November 2005                       $   5,000,000
February 2006                       $   5,000,000
Maturity Date                       $  16,250,000

         2.4      Financial Statements and Other Information.

         (a) Section 5.01(b) of the Credit Agreement is amended by inserting the phrase "other than during the period commencing on February 10, 2003 and ending on April 15, 2003" after the phrase "of each fiscal year of Holdings".

         (b) Section 5.01(c) of the Credit Agreement is amended by inserting the phrase "and other than during the period commencing on February 10, 2003 and ending March 15, 2003" after the phrase "other than the last day of a fiscal quarter of Holdings".

         (c) Section 5.01 of the Credit Agreement is amended by deleting the period at the end of clause (h) and inserting the following new clauses
(i), (j), (k), (l) and (m) at the end thereof:

                  (i) commencing on March 15, 2003 and within 30 days after the end of each of the four-week fiscal periods of Holdings thereafter, a 13 week forecast of cash flows of the Borrower;

                  (j) any information required to be provided by Holdings and the Borrower to the Lenders pursuant to the terms of Section 5.01(a) and Sections 5.01(c) through 5.01(h) which has not been previously provided to the Lenders (and which by the terms of such Sections should have been previously provided to the Lenders) shall be delivered to the Lenders on or before March 15, 2003;

                  (k) any information required to be provided by Holdings and the Borrower to the Lenders pursuant to the terms of Section 5.01(b) which has not been previously provided to the Lenders (and which by the terms of such Section should have been previously provided to the Lenders) shall be delivered to the Lenders on or before April 15, 2003;

                  (l) any information required to be provided by Holdings and the Borrower to the Lenders pursuant to the terms of Sections 5.01(b) and 5.01(c) during the period commencing on February 10, 2003 and ending March 15, 2003 or April 15, 2003, as applicable, but for the amendments set forth in Sections 2.4(a) and 2.4(b) of Amendment No. 5, shall be delivered to the Lenders on or before April 15, 2003; and

                  (m) commencing February 14, 2003 and within 30 days after the end of each the four-week fiscal periods of Holdings thereafter, a list of all material assets acquired by any Loan Party during the immediately preceding four-week fiscal period and required to be disclosed to the Administrative Agent pursuant to Section 5.13(b), certified by an executive officer or Financial Officer of the Borrower.

         2.5 Compliance with Laws. Section 5.10 of the Credit Agreement is amended by

         (a) inserting the phrase "(other than during the period commencing on February 10, 2003 and ending April 15, 2003 (solely with respect to the obligations of Holdings and the Borrower to file reports and other materials with the Securities and Exchange Commission on a timely basis only))" after the phrase "any Governmental Authority applicable to it or its property"; and

         (b)      inserting the following sentence at the end of Section 5.10:
"Any reports and other materials required to be filed, on or before April 15, 2003, by Holdings and the Borrower with the Securities and Exchange Commission pursuant to the rules and regulations of the Securities Exchange Commission shall be filed on or before such date."

         2.6 Equity Commitments. Section 5.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 5.16. Holdings and the Borrower shall take such action as is necessary to maintain the Equity Commitment and the 2003 Equity Commitment and to keep the Securities Purchase Agreement and the 2003 Securities Purchase Agreement in full force and effect and enforce their respective rights thereunder.

         2.7 Consultant. A new Section 5.17 is added to the Credit Agreement to read as follows:

                  SECTION 5.17. Engagement of Consultant.

                  (a) On or prior to March 28, 2003, 2003, the Borrower shall engage (the "Engagement") a financial consultant (the "Consultant") to provide the Borrower with the services set forth in Schedule 5.17 (the "Services"). The Consultant (including any replacement thereof) shall be selected by the Borrower from the list of Persons provided by the Administrative Agent. After completion of the Services and delivery to the Administrative Agent of all reports and results received by the Borrower from the Consultant in connection with the Services, the Borrower shall be permitted to terminate the Engagement on the earlier of (x) the date that Holdings satisfies its obligations under Sections 5.01(c) and 5.01(i) for three consecutive four-week fiscal periods following February 10, 2003; (y) the date that the aggregate fees paid by the Borrower to the Consultant (including any replacement thereof) in connection with the Services exceeds the Consultant Fee Cap and (z) such date as agreed to by the Administrative Agent. As used herein, "Consultant Fee Cap" shall mean an amount jointly determined by the Borrower and the Administrative Agent (each acting in good faith) to be a reasonable estimate of the aggregate fees to be paid to the Consultant to perform the Services. The Consultant Fee Cap shall be set forth in a writing acknowledged by the Borrower and the Administrative Agent within 10 days following the Engagement.

                 (b) Each assignment given by the Borrower to the Consultant in connection with the performance of the Services must be approved by the Administrative Agent. The Administrative Agent may request additional assignments to be conducted by the Consultant, provided that such assignments are within the scope of the Services and the Services (as reasonably determined by the Administrative Agent) have not been completed.

                  (c) The Borrower shall provide the Administrative Agent with copies of the work product of the Consultant delivered to the Borrower pursuant to the terms of the Engagement within five days following receipt thereof by the Borrower. The Administrative Agent may communicate with the Consultant at any time during the Engagement without the consent of any Loan Party provided that one or more representatives of the Borrower are entitled to participate in such communications to the extent that such communications involve the scope of the Services (including any new assignments thereof) or any conclusions reached by the Consultant in connection with the Services. The Borrower shall use commercially reasonable efforts to cause the Consultant to complete the Services and deliver the work product related thereto on a timely basis.

                  (d) All fees and expenses of the Consultant incurred in connection with the Engagement shall be paid by the Borrower, and neither the Administrative Agent nor any Lender shall have any obligation to pay any fees or expenses of the Consultant for the Services.

         2.8 Indebtedness; Certain Equity Securities. Section 6.01(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (c) Neither Holdings nor the Borrower will, nor will it permit any of its Subsidiaries to, issue any preferred stock (other than (a) the currently outstanding preferred stock of Holdings and the preferred stock of Holdings, if any, to be issued in connection with the New Equity Issuance, the Equity Commitment and the 2003 Equity Commitment) and (b) any preferred stock issued by Holdings which is not Disqualified Stock (as defined in the Senior Unsecured Notes Indenture)) or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock.

         2.9 Acquisitions. Section 6.04(a)(ii) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (ii) with the prior written consent of all Lenders, Permitted Acquisitions; provided that, notwithstanding the foregoing, Permitted Acquisitions funded with equity of, or equity proceeds received by, Holdings shall be permitted subject only to the consent of the Required Lenders;

         2.10     Sale and Lease-Back Transactions.

         (a) Section 6.06(b)(i) of the Credit Agreement is amended by deleting "$30,000,000" and in lieu thereof inserting the following "$15,000,000".

         (b) Section 6.06 of the Credit Agreement is amended by inserting the following at the end of such section:

                  Notwithstanding clauses (a) and (b) in the foregoing sentence, at no time shall the aggregate fair value of all Sale Leasebacks completed during any fiscal year commencing after June 30, 2002 exceed $5,000,000.

         2.11 Restricted Payments; Certain Payments of Indebtedness. The last sentence of Section 6.08(a) of the Credit Agreement is amended by deleting clauses (ii) and (v) and in lieu thereof inserting the following "[Intentionally Omitted.]".

         2.12 Amendment of Material Documents. Section 6.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.11. Amendment of Material Documents. Except for amendments and modifications to the Certificate of Incorporation of Holdings in connection with the New Equity Issuance, the Transaction Documents and the 2003 Transaction Documents Holdings and the Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) their respective certificates of incorporation, by-laws or other organizational documents, (b) the Management Agreement, (c) the Merger Agreement, (d) the Certificate of Designations, (e) the Senior Unsecured Notes or the Senior Unsecured Notes Indenture or (f) the Stockholders Agreement, in each case other than amendments, modifications or waivers that would not reasonably be expected to adversely affect the interests of the Lenders.

         2.13 Leverage Ratio. Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter ending closest to the date set forth below, to be in excess of the ratio set forth opposite such date:

Quarter Ending Closest To:         Maximum Ratio
--------------------------         -------------
March 31, 2003                     13.50 to 1.00
June 30, 2003                       9.25 to 1.00
September 30, 2003                  8.50 to 1.00
December 31, 2003                   8.40 to 1.00
March 31, 2004                      7.60 to 1.00
June 30, 2004                       7.20 to 1.00
September 30, 2004                  6.85 to 1.00
December 31, 2004                   6.85 to 1.00
March 31, 2005                      6.40 to 1.00
June 30, 2005                       5.90 to 1.00
September 30, 2005                  5.60 to 1.00
December 31, 2005                   5.50 to 1.00
March 31, 2006                      5.00 to 1.00

         2.14 Consolidated Fixed Charge Coverage Ratio. Section 6.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.14. Consolidated Fixed Charge Coverage Ratio.

                  (a) The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for the four fiscal quarter period ending closest to each date set forth below to be less than the ratio set forth opposite such date:

Period:                            Minimum Ratio
-------                            -------------
March 31, 2003                     1.00 to 1.00
June 30, 2003                      1.00 to 1.00
September 30, 2003                 1.05 to 1.00
December 31, 2003                  1.05 to 1.00
March 31, 2004                     1.05 to 1.00
June 30, 2004                      1.10 to 1.00
September 30, 2004                 1.10 to 1.00
December 31, 2004                  1.10 to 1.00
March 31, 2005                     1.10 to 1.00
June 30, 2005                      1.10 to 1.00
September 30, 2005                 1.10 to 1.00
December 31, 2005                  1.10 to 1.00
March 31, 2006                     1.10 to 1.00

                  (b) Notwithstanding anything to the contrary contained herein, the failure by the Borrower to satisfy its obligations in
         Section 6.14(a) with respect to any fiscal quarter shall not constitute a Default or an Event of Default if Holdings receives proceeds from the 2003 Equity Commitment equal to the applicable Shortfall (as defined in the 2003 Securities Purchase Agreement) for such fiscal quarter in accordance with the terms of the 2003 Securities Purchase Agreement within 20 days following the date that such proceeds are required to be paid to Holdings in accordance with the terms thereof.

         2.15 Minimum Consolidated EBITDA. Section 6.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.15. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any period set forth below to be less than the amount set forth below opposite such period:

                                      Minimum
                                   Consolidated
Period:                               EBITDA
-------                            ------------
For the three fiscal quarter
period ending closest to
March 31, 2003                     $ 14,250,000

For the four fiscal quarter
period ending closest to
each date set forth below:

June 30, 2003                      $ 21,000,000
September 30, 2003                 $ 22,250,000
December 31, 2003                  $ 23,750,000
March 31, 2004                     $ 25,500,000
June 30, 2004                      $ 25,750,000
September 30, 2004                 $ 26,750,000
December 31, 2004                  $ 27,750,000
March 31, 2005                     $ 28,750,000
June 30, 2005                      $ 29,500,000
September 30, 2005                 $ 30,500,000
December 31, 2005                  $ 31,500,000
March 31, 2006                     $ 32,750,000

         2.16 Equity Documents. Section 6.18 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.18 Equity Documents. Neither Holdings nor the Borrower will permit the Securities Purchase Agreement or the 2003 Securities Purchase Agreement to be modified or amended without the prior written consent of the Lenders.

         2.17 Events of Default. Article VII of the Credit Agreement is amended by adding new clauses (p), (q), (r), (s), (t), (u) and (v) to read as follows:

                  (p) Holdings has not received proceeds from the 2003 Equity Commitment, if any, in accordance with the terms of the 2003 Securities Purchase Agreement within 20 days following the date that such proceeds are required to be paid to Holdings in accordance with the terms thereof;

                  (q) the Borrower shall fail to provide any information required to be provided by Holdings and the Borrower to the Lenders pursuant to the terms of Sections 5.01(j) and 5.01(l);

                  (r) the Borrower shall fail to provide any information required to be provided by Holdings and the Borrower to the Lenders pursuant to the terms of Sections 5.01(k) and 5.01(m);

                  (s) the Borrower shall fail to pay, on or before two Business Days following receipt by the Borrower of an invoice for payment (together with appropriate supporting information substantially in the form of supporting documentation previously provided to the Borrower), all out-of-pocket expenses incurred to date by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of Amendment No. 5 and the other transactions contemplated therein, including without limitation the reasonable legal fees and expenses of Haynes and Boone, L.L.P.;

                  (t) the Borrower shall fail to engage, on or before March 28, 2003, the Consultant to provide the Services;

                  (u) the Borrower shall fail to provide the Administrative Agent, on or before February 14, 2003, with a list of all owned real property for which a Mortgage has not been previously granted pursuant to the terms hereof, together with a complete legal description of such real property and a copy of any deeds, surveys, title insurance policies, title commitments, appraisals, environmental reviews (including any Phase I assessments), and such other documents and instruments, in each case, delivered to the Borrower in connection with the acquisition of such real property; or

                  (v) Holdings, the Borrower, or any other Loan Party, as applicable, shall fail to execute and deliver to the Collateral Agent, within two Business Days following receipt of such document from the Collateral Agent, a Mortgage and such other documents, financing statements, agreements and instruments, that may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, to grant, preserve, protect or perfect a Lien on the real property identified in clause (u) of Article VII.

         2.18     Notices.

         (a) Section 9.01(b) is amended and restated in its entirety to read as follows:

                  (b) if to the Administrative Agent, the Documentation Agent, the Collateral Agent, the Swingline Bank or the Issuing Bank, to:

                        U.S. Bank National Association
                        SL-MO-T7CP
                        One US Bank Plaza
                        7th & Washington Streets
                        St. Louis, MO 63101
                        Attention: David L. Orf
                        Facsimile (314) 418-2135;

         (b) Sections 9.01(c) and (d) are amended and restated in their entirety to read as follows:

                  (c)   [Intentionally Omitted.]

                  (d)   [Intentionally Omitted.]

         2.19     Waivers; Amendments. New clauses (xi) and (xii) are added to
Section 9.02(b) of the Credit Agreement to read as follows:

         (xi) waive an Event of Default under (A) Section 5.17 or (B) clauses
(p), (q) and (t) of Article VII, in each case, without the consent of each Lender or (xii) amend or waive Section 6.08(b) without the consent of each Lender.

         2.20 Schedule 5.17. A new Schedule, in the form of Exhibit A hereto, is added to the Credit Agreement.

         2.21 Amendment No. 3. With effect as of November 14, 2001, Sections 1.2(a)(i), (ii) and (iii) of Amendment No. 3 are hereby deleted in their entirety.

                                    SECTION 3
                              CONDITIONS PRECEDENT

         This Amendment shall not be effective until the conditions set forth below have been satisfied (or waived by the Lenders).

                  (a) Documentation. Receipt by the Administrative Agent of counterparts of this Amendment executed by each of the Loan Parties and the Lenders.

                  (b) Authority. Receipt by the Administrative Agent of a certificate of the secretary of each of the Borrower, Holdings and the Subsidiary Loan Parties dated as of the date hereof certifying as to
         (i) resolutions duly adopted by the Board of Directors approving this Amendment (and any Loan Documents to be executed in connection herewith) and the transactions contemplated herein and authorizing the execution, delivery and performance hereof and thereof; (ii) its respective certificate or articles of incorporation and by-laws; and (iii) the incumbency of its officers executing this Amendment and any Loan Documents to be executed in connection herewith on its behalf.

                  (c) Good Standing. Receipt by the Administrative Agent of copies of certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and the state of its chief executive office and principal place of business.

                  (d) Fees and Expenses. (i) The payment by the Borrower of an amendment fee to each Lender who duly executes and delivers this Amendment on or before 12:00 p.m., Eastern Time, on February 11, 2003 of seventy-five basis points (0.75%) of its aggregate Commitments and
         (ii) payment to Haynes and Boone, L.L.P., counsel to the Administrative Agent and Highland Capital Management, L.P., of all legal fees incurred by such Persons in connection with the Credit Agreement, including an advance for anticipated expenses to be incurred in connection with collateral matters, to the extent an invoice for such fees and expenses is sent to the Borrower or its counsel prior to the date hereof.

                  (e) 2003 Transaction Documents. Holdings shall have entered into documentation evidencing the 2003 Equity Commitment in an amount equal to at least $14,500,000 in the aggregate, in form and substance reasonably satisfactory to the Lenders. The Administrative Agent shall have received a copy, certified by an officer of Holdings as true and complete, of each 2003 Transaction Document as originally executed and delivered, together with all exhibits and schedules thereto.

                  (f) Legal Opinion. Receipt by the Administrative Agent of an opinion from O'Melveny & Myers LLP, counsel to the Loan Parties, relating to this Amendment and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent.

                  (g) Perfection Certificate. Receipt by the Administrative Agent of a perfection certificate, in the form of Exhibit B hereto, completed by the Loan Parties.

                                    SECTION 4
                                  MISCELLANEOUS

         4.1 Ratification of Loan Documents. The terms "Credit Agreement" and "Agreement" as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. The Borrower and Holdings each
(a) ratifies and confirms all provisions of the Credit Agreement, as amended by this Amendment, and the other Loan Documents; (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and secure full payment and performance of its obligations under the Credit Agreement and the other Loan Documents; and

(c) agrees to perform such reasonable acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents, and certificates as the Administrative Agent or Required Lenders may reasonably request in order for the Lenders to create, perfect, preserve and protect those guaranties, assurances and liens. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement, the other Loan Documents and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

         4.2 Authority/Enforceability. Each of the Loan Parties, the Administrative Agent and the Lenders party hereto represents and warrants as set forth below.

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

         4.3 Representation and Warranties. Each of the Borrower and Holdings represents and warrants to the Lenders as set forth below.

                  (a) The representations and warranties of the Borrower and Holdings set forth in Article III of the Credit Agreement qualified as to materiality are true and correct as of the date hereof and those not so qualified are true and correct as of the date hereof in all material respects, except, in each case, for those that specifically relate to an earlier date.

                  (b) No event has occurred and is continuing which constitutes a Default or an Event of Default (other than as specifically waived hereby).

                  (c) The Security Documents create a valid security interest in, and Lien upon, the Collateral.

                  (d) The Loan Documents, as amended hereby, are valid and binding obligations of the Loan Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

                  (e) The execution and delivery of this Amendment and the performance of the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of the Subsidiaries or any order of any Governmental Authority, except, with respect to any violation of applicable law or regulation or any order of any Governmental Authority, to the extent any such violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries, except to the extent any such violation, default or right would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  (f) The Net Proceeds obtained from the sale of the real property identified on Schedule I hereto were used to fund expenditures for other assets used in the same line of business or in a Related Business prior to the date that was 18 months after the receipt of such Net Proceeds. The information in Schedule I is true and correct.

         4.4 General Release. In consideration of the Lenders entering into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof.

         4.5 Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered if requested.

         4.6 Further Assurances. The Borrower agrees to promptly take such action, upon the reasonable request of the Administrative Agent or the Required Lenders, as is reasonably necessary to carry out the intent of this Amendment, the Security Documents and the Loan Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than the Liens permitted by Section 6.02 of the Credit Agreement.

         4.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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                                       17

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers or attorneys-in-fact as of the day and year first above written.

BORROWER:                                   LA PETITE ACADEMY, INC.

                                            By: /s/ Gary A. Graves
                                               -------------------------
                                            Name: Gary A. Graves
                                            Title: President

HOLDINGS:                                   LA PETITE ACADEMY, INC.

                                            By: /s/ Gary A. Graves
                                               -------------------------
                                            Name: Gary A. Graves
                                            Title: President

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

         Each of the undersigned are unconditional guarantors of all obligations of the Borrower under the Loan Documents and acknowledge and agree that (a) this Amendment does not modify or waive any of its obligations under the Loan Documents, including the Guarantee Agreements and (b) all Liens granted by it to support its obligations remain in full force and effect.

                                         LPA HOLDING CORP.

                                         By: /s/ Gary A. Graves
                                            ------------------------
                                         Name: Gary A. Graves
                                         Title: President

                                         LPA SERVICES, INC.

                                         By: /s/ Gary A. Graves
                                            ------------------------
                                         Name: Gary A. Graves
                                         Title: President

                                         BRIGHT START, INC.

                                         By: /s/ Gary A. Graves
                                            ------------------------
                                         Name: Gary A. Graves
                                         Title: President

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

LENDERS:                                 U.S. BANK NATIONAL ASSOCIATION

                                         By: /s/ David L. Orf
                                            --------------------------
                                         Name: David L. Orf
                                         Title: Vice President

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

                                         BANK OF AMERICA, N.A. (formerly
                                         NationsBank, N.A.)

                                         By: /s/ Therese Fontaine
                                            --------------------------
                                         Name: Therese Fontaine
                                         Title: Managing Director

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

                                         JPMORGAN CHASE BANK (formerly The
                                         Chase Manhattan Bank)

                                         By: /s/ Brian McDougal
                                            --------------------------
                                         Name: Brian McDougal
                                         Title: Vice President

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

                                         ML CBO IV CAYMAN
                                         By: Highland Capital Management, L.P.
                                             as Collateral Manager

                                         By: /s/ Mark Okada
                                            ---------------------
                                         Name: Mark Okada
                                         Title: Chief Investment Officer

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

                                         HIGHLAND LEGACY, LTD
                                         By:  Highland Capital Management, L.P.
                                              as Collateral Manager

                                         By: /s/ Mark Okada
                                            ---------------------
                                         Name: Mark Okada
                                         Title: Chief Investment Officer

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

                                         PAMCO CAYMAN LTD
                                         By:  Highland Capital Management, L.P.
                                              as Collateral Manager

                                         By: /s/ Mark Okada
                                            ---------------------
                                         Name: Mark Okada
                                         Title: Chief Investment Officer

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

                                            KZH - HIGHLAND 2 LLC

                                            By: /s/ Rowena Smith
                                               -------------------
                                            Name: Rowena Smith
                                            Title: Authorized Agent

                                 Signature Page
                 Amendment No. 5 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

                                            SRV - HIGHLAND, INC

                                            By: /s/ Ann E. Morris
                                               ---------------------
                                            Name: Ann E. Morris
                                            Title: Asst Vice President